Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Mr. Marks S. Klein, President
(973) 756-5831
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DAM HOLDINGS, INC.
Paterson, NJ

NEWS RELEASE
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DAM HOLDINGS ANNOUNCES NAME CHANGE, NEW TRADING SYMBOL
AND ATTENDANCE AT THE INTERNATIONAL MOTORCYCLE SHOW
IN NEW YORK CITY ON JANUARY 22, 2009

Paterson, NJ, December 28, 2009 – DAM Holdings, Inc. (“Delaware American Motors”) (OTCBB: DAMH.OB) today announced that it has completed the change in its corporate name from Hybrid Dynamics Corporation to DAM HOLDINGS, INC. plus the change in its trading symbol to DAMH, the completion of its 1:200 reverse stock split and the issuance of 1,223,145 shares of common stock in payment of debt and for services. The Company has a total of 1,291,539 shares of common stock issued and outstanding.

Delaware American Motors will be presenting its Sturgis award winning Pennsylvania and the Delaware Signature Series models at the Cycle World International Motorcycle Show to be held at the Jacob K. Javits Convention Center on January 22 and 23, 2009. Our bikes will part of the Custom Bike Competition in the “Pros vs Joes” where the professional builders compete against the amateur builders.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Hybrid and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, and concentration in a single customer, raw material costs, market acceptance, future capital requirements, and competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Hybrid is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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